UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2006

PEGASUS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32383	23-3070336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Pegasus Communications Management Company 225 City Line Avenue Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 934-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

     On August 15, 2006, Pegasus Communications Corporation (the “Company”) issued a press release announcing that the Company’s board of directors approved a reverse stock split of the Company’s common stock and that it will seek stockholder approval of the reverse stock split. In the reverse stock split, each 100 outstanding shares of Class A Common Stock will be combined into one share of Class A Common Stock and each 100 outstanding shares of Class B Common Stock will be combined into one share of Class B Common Stock. Any holder that would hold a fractional interest in a share of Class A Common Stock or Class B Common Stock following the reverse stock split will receive cash in lieu of any fractional interest in the amount of $3.25 per pre-reverse split share.

     If the reverse stock split is approved by the Company’s common stockholders and implemented, the Company expects to have fewer than 300 stockholders of record, which would enable it to voluntarily terminate the registration of its Class A Common Stock under the Securities Exchange Act of 1934, as amended, and immediately suspend its obligation to file periodic reports (such as annual reports on Form 10-KSB and quarterly reports on Form 10-QSB) with the Securities and Exchange Commission. If the reverse stock split is approved and implemented, the Company will also delist its Class A Common Stock from the NYSE Arca.

     A copy of the press release is attached hereto as Exhibit No. 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 15, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2006

PEGASUS COMMUNICATIONS CORPORATION

By:	/s/ Scott A. Blank
Name: Scott A. Blank Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 15, 2006